                                                                    Exhibit 10.6



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                 ----------------------------------------------


                   CLAL PHARMACEUTICAL RESOURCES (1995) LTD.

                 ----------------------------------------------



                             STOCKHOLDERS AGREEMENT



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

                   STOCKHOLDERS AGREEMENT

                             OF

          CLAL PHARMACEUTICAL RESOURCES (1995) LTD.


                      Table of Contents
                      -----------------


1.   Capital Contributions; Issuances of Stock...........  2
     1.1.  Capital Contributions.........................  2
     1.2.  Issuances of Stock............................  2

2.   Management of the Company...........................  3
     2.1.  Election of Directors.........................  3
     2.2.  Special Issues................................  4

3.   Transferability of Stock............................  6
     3.1.  Transfer Restrictions.........................  6
     3.2.  Legend........................................  6

4.   Representations and Indemnification.................  7
     4.1.  Representations...............................  7
     4.2.  Additional Representations....................  8
     4.3.  Indemnification...............................  8

5.   Records and Accounting..............................  8
     5.1.  Records and Accounting........................  8
     5.2.  Financial Reporting...........................  9

6.   Miscellaneous.......................................  9
     6.1.  Notification..................................  9
     6.2.  Entire Agreement; Amendments.................. 10
     6.3.  Term.......................................... 10
     6.4.  Applicable Law................................ 10
     6.5.  Headings, etc................................. 10
     6.6.  Binding Provisions............................ 10
     6.7.  No Waiver..................................... 10
     6.8.  Severability.................................. 10
     6.9.  Counterparts.................................. 10
     6.10. Further Assurances............................ 11
     6.11. Arbitration................................... 11
     6.12. Definitions................................... 11

                             STOCKHOLDERS AGREEMENT

                                       OF

                   CLAL PHARMACEUTICAL RESOURCES (1995) LTD.



          STOCKHOLDERS AGREEMENT dated as of May 1, 1995, among C.T.P. Research and Development (1995) Ltd., an Israeli private company limited by shares ("C.T.P."), Pharmaceutical Resources, Inc., a New Jersey corporation ("PRI"), and Clal Pharmaceutical Resources (1995) Ltd., an Israeli private company limited by shares (the "Company").

          WHEREAS, PRI and Clal Pharmaceutical Industries Ltd., an Israeli private company limited by shares and the owner of all but one of the 100 issued and outstanding shares of capital stock of C.T.P. ("CPI"), entered into a Stock Purchase Agreement dated March 25, 1995 (the "SPA");

          WHEREAS, the Company has been formed previously under Israeli law;

          WHEREAS, pursuant to the SPA, PRI and CPI have agreed to form Clal Pharmaceutical Resources L.P. (the "Partnership"), as a limited liability partnership under Israeli law, with the Company as its general partner and C.T.P. and PRI-Research, Inc., a Delaware corporation wholly-owned by PRI ("PRI-Research"), as its limited partners, for the purpose of engaging in the research and development of certain pharmaceutical products and engaging in other related activities;

          WHEREAS, simultaneously herewith, the Company, C.T.P. and PRI-Research have entered into a Limited Partnership Agreement (the "Partnership Agreement") with respect to the Partnership and PRI, CPI and the Partnership have entered into a Supplemental Agreement (the "Supplemental Agreement") of even date herewith; and

          WHEREAS, PRI and C.T.P. (each being hereinafter sometimes referred to individually as a "Stockholder" and collectively as the "Stockholders"), being the sole owners of all of the issued and outstanding stock of the Company, desire to enter into this Agreement to set forth their respective rights, obligations and duties as Stockholders of the Company.

          NOW, THEREFORE, the parties, in consideration of the mutual covenants herein contained, hereby covenant and agree as follows:

          1.  Capital Contributions; Issuances of Stock.
              -----------------------------------------

          1.1.  Capital Contributions.  (a)  Upon the formation of the
                ---------------------
Partnership under Israeli law, C.T.P. shall make a capital contribution to the Company in the amount of $20,400 and PRI shall make a capital contribution to the Company in the amount of $19,600. Such capital contributions shall be made in cash and shall be used to fund the Company's capital contribution to the Partnership described in Section 3.1(a) of the Partnership Agreement.

          (b) Subject to Section 1.2(b) hereof, the Stockholders shall make the following additional capital contributions to the Company:

             (i) On the first anniversary of the date hereof, C.T.P. shall make a capital contribution to the Company in the amount of $25,500 and PRI shall make a capital contribution to the Company in the amount of $24,500. Such capital contributions shall be used to fund the Company's capital contribution to the Partnership described in Section 3.1(b)(i) of the Partnership Agreement.

             (ii) On the second anniversary of the date hereof, C.T.P. shall make a capital contribution to the Company in the amount of $30,600 and PRI shall make a capital contribution to the Company in the amount of $29,400. Such capital contributions shall be used to fund the Company's capital contribution to the Partnership described in Section 3.1(b)(ii) of the Partnership Agreement.

          (c) All capital contributions pursuant to this Section 1.1 shall be made in cash and in either United States Dollars or the New Israeli Shekel (NIS) equivalent thereof, determined based upon the prevailing representative exchange rate determined by The Bank of Israel at 12:00 P.M., Tel Aviv time, on the Israeli business day before the payment of such capital contributions, unless the Stockholders shall unanimously agree otherwise.

          1.2.  Issuances of Stock.  (a) In return for the capital contributions
                ------------------
described in Section 1.1(a) hereof, C.T.P. has been issued 510 shares of the Company's ordinary shares, par value 1.0 NIS per share (the "Stock"), and PRI has been issued 490 shares of the Stock. Except as provided in Section 1.2(c) hereof, no additional Stock shall be issued in return for the capital contributions described in Section 1.1(b) hereof.

          (b) In the event that a Stockholder or its Affiliates shall, at any time, fail to make all or any portion of any capital contribution required pursuant to Section 3.1(b) of the Partnership Agreement, such Stockholder's required capital contribution to the Company shall be adjusted to equal one ninety-ninth (1/99th) of the capital contribution, if any, made by such Stockholder or its Affiliates to the Partnership at such time. In addition, if any Stockholder or its Affiliates shall make any capital contribution to the Partnership on behalf of the other Stockholder or its Affiliates pursuant to the first sentence of Section 3.2(b) of the Partnership Agreement, such Stockholder shall make a simultaneous capital contribution to the Company in an amount equal to one ninety-ninth (1/99th) of such contribution.

          (c) Upon any adjustment of the Sharing Percentages of the Limited Partners pursuant to Section 3.2(b) of the Partnership Agreement, the Stockholder whose Sharing Percentage (or whose Affiliate's Sharing Percentage) shall have increased shall simultaneously be issued such number of additional shares (including fractional shares) of Stock as shall cause the Stock to be owned by the Stockholders in the same proportion as the Sharing Percentages are owned by such Stockholders or their respective Affiliates.

          2.    Management of the Company.
                -------------------------

          2.1.  Election of Directors.  (a)  The Company's Board of Directors
                ---------------------
(the "Board") shall initially consist of six directors. The number of members of the Board shall not be changed without the consent of each of the Stockholders.

          (b) C.T.P. and PRI shall each have the right to designate three directors. In the event of the death, disability, resignation or other withdrawal of any director, the Stockholder that appointed such director shall have the right to designate a replacement. In addition, the Stockholder owning a majority of the Stock shall have the right to designate one of its directors to serve as the Board's Chairperson who shall be entitled to cast the deciding vote to resolve tie votes of the Board. Each of the Stockholders agrees to vote for all directors designated by the other Stockholder in all elections of directors to the Board and to use its best efforts to cause the directors appointed by it to vote for the director appointed by the majority Stockholder to be elected as the Board's Chairperson. The provisions of this Section 2.1(b) shall be reflected in the Company's Articles of Association.

          (c) Members of the Board shall not be paid any compensation for their services as directors nor shall they be entitled to reimbursement of any expenses incurred in connection therewith.

          (d) Subject to Section 2.2 hereof, the Board shall take all necessary actions to enable the Company to fulfill its obligations as general partner of the Partnership in accordance with the Partnership Agreement and applicable law.

          (e) Within five days after the date on which the Offeree responds to a Buy/Sell Notice in accordance with Section 7.2(c) of the Partnership Agreement, the Stockholder that shall be (or whose Affiliate shall be) the Seller pursuant to the Buy/Sell Procedure shall cause each of the persons that it designated pursuant to Section 2.1(b) hereof to resign as directors of the Company and shall thereafter vote for any replacement directors designated by the other Stockholder. The other Stockholder and the Company shall indemnify and hold harmless the Seller and its Affiliates against any losses, claims, damages, liabilities, costs and expenses (including reasonable counsel fees) to which any of such persons shall become subject by reason of any action or omission by such other Stockholder, its Affiliates or the Company relating to the operations of the Company or the Partnership after the date of such resignations.

          2.2.  Special Issues.  The Stockholders agree that, so long as a
                --------------
Stockholder shall own at least 35% of the Stock, the following actions shall not be approved by the Board, taken by the Company or authorized by the Company in its capacity as General Partner of the Partnership, without the consent of a majority of the directors designated by such Stockholder pursuant to Section 2.1(b) hereof:

          (a) Any irregular transaction ("Iska Hariga") with an interested person ("Baal Inian"), as defined in the Israel Companies Ordinance (New Version), of the Company or the Partnership;

          (b) Any transaction not within the stated purpose of the Partnership;

          (c) Any merger or consolidation of the Company or the Partnership with or into another entity;

          (d) Any creation or acquisition of any other entity by the Company or the Partnership, or any transfer or assignment of all or any substantial part of the Partnership's assets to another entity;

          (e) Any preparation or modification of, or any material deviation from, the Partnership's business plan, including, without limitation, products to be developed, or annual and other budgets;

          (f) Any appointment or removal of the Company's General Manager;

          (g) Any appointment or removal of the auditors for the Company or the Partnership;

          (h) Any transaction affecting the capital of the Company or the interests of the Partnership's partners, including, without limitation, any issuance of shares, warrants, options or other securities with respect to the Company or any issuance of additional Interests in the Partnership, except as expressly provided in Section 1.2(c) hereof or Section 3.2(b) of the Partnership Agreement;

          (i) Any matter requiring a special resolution under the Israel Companies Ordinance (New Version);

          (j) Any amendment of the Partnership Agreement or the Company's Memorandum of Association or Articles of Association;

          (k) Any liquidation or dissolution of the Company or the Partnership, or any sale or other disposition of a substantial portion of the Company's or the Partnership's assets outside the ordinary course of its business;

          (l) Any borrowings by the Company or any placement of liens or other encumbrances on the Company's assets, or any borrowings by the Partnership or placement of liens on the Partnership's assets in excess of $250,000 (treating borrowings from the same lender pursuant to a series of related instruments as one loan);

          (m) Any capital expenditures by the Partnership, other than capital expenditures expressly authorized under its business plan, in excess of $500,000 in the aggregate, or any capital expenditures by the Company;

          (n) Any retention of cash distributed to the Company by the Partnership (other than cash distributed for the purpose of paying the Company's expenses);

          (o) Any appointment or removal of any third-party manufacturer or distributor of the Partnership's products pursuant to the last sentence of
Section 5.2(a) of the Supplemental Agreement and any approval of the terms of any agreement between such third-party manufacturer or distributor and the Partnership;

          (p) Any distributions of property other than cash by either the Company or the Partnership;

          (q) Any Transfer of all or any portion of the Company's interest in the Partnership; and

          (r) Any business activity of the Company, other than in its capacity as General Partner of the Partnership.

          3.    Transferability of Stock.
                ------------------------

          3.1.  Transfer Restrictions.  (a) Except as provided in Section
                ---------------------
3.1(b), (c) or (d) hereof or in the Supplemental Agreement, no Stockholder shall Transfer all or any portion of its Stock without the prior written consent of the other Stockholder, which consent may be granted or withheld by each Stockholder in its sole discretion.

          (b) Notwithstanding the provisions of Section 3.1(a) hereof, a Stockholder may Transfer all of its Stock to a majority-owned subsidiary without obtaining the prior written consent of the other Stockholder; provided, however,
                                                              --------  -------
that such Transfer shall not release such Stockholder from its obligations hereunder; and, provided, further, that, as a condition to such Transfer, such
                --------  -------
subsidiary shall agree to be bound by the terms of this Agreement.

          (c) Notwithstanding the provisions of Section 3.1(a) hereof, a Stockholder may Transfer all of its Stock in connection with a merger or consolidation involving such Stockholder or a sale of all or substantially all of such Stockholder's assets.

          (d) Upon the closing of a purchase and sale of a Limited Partner's Interest in the Partnership pursuant to the Buy/Sell Procedure described in
Section 7.2 of the Partnership Agreement, the Seller and its Affiliates shall transfer all of their shares of Stock to the Purchaser in accordance with the provisions of Section 7.2 of the Partnership Agreement. The consideration for such shares has been included in the purchase price payable pursuant to such
Section 7.2 and, therefore, no additional consideration shall be payable in connection with the transfer of such shares.

          3.2.  Legend.  There shall be endorsed upon all certificates of Stock
                ------
issued to any Stockholder, an endorsement reading as follows:

          "Transfer of the shares of common stock represented by this certificate is restricted by a Stockholders Agreement, dated May 1, 1995, a copy of which is on file at the office of the Company."

          4.    Representations and Indemnification.
                -----------------------------------

          4.1.  Representations.  Each Stockholder hereby represents and
                ---------------
warrants to the other Stockholder and the Company as follows:

          (a) It is a corporation duly organized, validly existing, and in good standing under the laws of the state of its formation. It has all requisite corporate power and authority to conduct its business and to enter into and perform its obligations under this Agreement in accordance with the terms hereof.

          (b) It has taken all required corporate actions to approve and adopt this Agreement. This Agreement constitutes a duly authorized, valid and binding agreement on it and enforceable against it in accordance with its terms. Each person executing this Agreement on its behalf is duly authorized and empowered to do so.

          (c) The execution and delivery of this Agreement and the consummation of the transactions as contemplated hereunder (i) do not, and will not, violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction currently applicable to it or any of its property or assets; and (ii) do not, and will not, violate or conflict with its charter or By-laws and/or Memorandum and Articles of Association, or any existing mortgage, indenture, contract, licensing agreement, financing statement or other agreement binding on it.

          (d) All required consents and approvals, as well as any approvals or consents of any governmental authorities or any other third parties in connection with the execution and delivery of this Agreement or the performance of the transactions contemplated hereunder, have been obtained by it, except for such filings or approvals required to be obtained from the Bank of Israel authorizing the exchange of New Israeli Shekels for United States Dollars and the transfer of such funds to the United States. No contract or agreement binding upon it restricts its ability to fulfill its obligations and responsibilities under this Agreement or to carry out the activities contemplated herein.

          (e) It is not a party to or, to the best of its knowledge, threatened with any litigation or judicial or administrative proceeding that, if decided adversely to it, would delay or preclude the consummation of the transactions contemplated in this Agreement or have a material adverse effect upon the transactions contemplated hereby.

          4.2.  Additional Representations.  PRI hereby represents and warrants
                --------------------------
to C.T.P. that it owns all of the issued and outstanding shares of capital stock of PRI-Research and that no options, warrants or other instruments which are exercisable for, or convertible into, such shares have been issued to any Person. C.T.P. hereby represents and warrants to PRI that all of the 100 issued and outstanding shares of its capital stock are owned by CPI, except for one share which is owned by Clal Industries Ltd., and that no options, warrants or other instruments which are exercisable for, or convertible into, any shares of its capital stock have been issued to any Person.

          4.3.  Indemnification.  Each Stockholder agrees to indemnify and hold
                ---------------
harmless the other Stockholder and the Company and their respective employees, agents and Affiliates against all losses, liabilities, claims, damages, and expenses (including, but not limited to, reasonable counsel fees) resulting from or arising out of any actual or alleged misrepresentation or breach by such Stockholder of any representation or warranty set forth in Section 4.1 or
Section 4.2 hereof or otherwise set forth in this Agreement.

          5.    Records and Accounting.
                ----------------------

          5.1.  Records and Accounting.  (a)  Proper and complete records and
                ----------------------
books of account of the business of the Company shall be maintained at the Company's principal place of business, and each Stockholder or its duly authorized representative shall have access to them, upon reasonable notice and for a proper purpose, at all reasonable times during business hours.

          (b) The financial statements of the Company shall be prepared on a monthly basis in accordance with Israeli generally accepted accounting principles consistently applied denominated in NIS and restated to the general purchasing power of the Israeli currency, and shall be appropriate and adequate for the Company's business. In addition, similar financial statements prepared in accordance with United States generally accepted accounting principles consistently applied and denominated in U.S. Dollars, shall be prepared and furnished to PRI, at the expense of the Company, at each time Israeli financial statements shall be prepared. In the event of any conflict between the Company's Israeli and United States financial statements, the Israeli financial statements shall be controlling. The fiscal year of the Company shall end on December 31.

          (c) The Company shall deliver to each Stockholder, within 60 days after the end of each of its fiscal years, all information necessary for the preparation of such Stockholder's income tax returns in Israel, the United States and any other jurisdiction (federal, state or local) in which a Stockholder shall be required to file an income tax return as a result of the Company's operations or such Stockholder's receipt of distributions therefrom.

          (d) The Company's and the Partnership's auditors shall initially be Luboshitez Kasierer & Co.

          5.2.  Financial Reporting.  The Company shall provide each
                -------------------
Stockholder, in a timely manner, such information which such Stockholder's auditors shall require in order to comply with any applicable laws, regulations or guidelines in Israel or the United States. The Company shall be audited as of the Saturday closest to September 30 in each fiscal year, and as of such other dates as shall be requested by any Stockholder.

          6.    Miscellaneous.
                -------------

          6.1.  Notification.  All notices hereunder shall be in writing and
                ------------
shall be given: (a) if to the Company, at Clal House, 5 Druyanov Street, Tel Aviv 63143, Israel (attention Zeev Zehavi), fax number: (011-972-3) 293633, or at such other address as the Company shall have designated in writing to the Stockholders, (b) if to PRI, at One Ram Ridge Road, Spring Valley, New York 10977 (attention: Kenneth I. Sawyer), fax number: (914) 425-5097, or such other address or fax number as PRI shall have designated in writing to CPI and the Company, or (c) if to C.T.P. at Clal House, 5 Druyanov Street, Tel Aviv 63143, Israel (attention: Zeev Zehavi), fax number: (011-972-3) 293633, with a copy to Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York 10036 (attention: Jeffrey A. Horwitz, Esq.), fax number (212) 969-2900, or such other address or fax number as C.T.P. shall have designated in writing to PRI and the Company. Any notice shall be deemed to have been given if personally delivered or sent by express commercial courier or delivery service or by telegram, telefax, telex or facsimile transmission. Any notice given in any other manner shall be deemed given when actually received. Any notice delivered by a Stockholder to the Company shall be simultaneously delivered to the other Stockholder in the manner set forth in this Section 6.1.

          6.2.  Entire Agreement; Amendments.  This Agreement constitutes the
                ----------------------------
entire understanding of the parties hereto and shall not be amended except by an instrument in writing signed by the Company and all the Stockholders.

          6.3.  Term.  This Agreement shall expire upon the first to occur of
                ----
the following dates: (i) the date of the termination of the Partnership, (ii) the date on which the Stockholders agree to terminate this Agreement, or (iii) the date on which either Stockholder ceases to own any Stock.

          6.4.  Applicable Law.  This Agreement shall be governed by, and
                --------------
construed in accordance with, the laws of the State of Israel.

          6.5.  Headings, etc.  The headings in this Agreement are inserted for
                -------------
convenience of reference only and shall not affect the interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in either the masculine, feminine or the neuter gender shall include the masculine, the feminine and the neuter genders.

          6.6.  Binding Provisions.  The covenants and agreements contained
                ------------------
herein shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

          6.7.  No Waiver.  The failure of any Partner to seek redress for
                ---------
violation, or to insist on strict performance, of any covenant or condition of this Agreement shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation.

          6.8.  Severability.  If any sentence, paragraph or Section of this
                ------------
Agreement shall be declared by a court of competent jurisdiction to be void, such sentence, paragraph or Section shall be deemed severed from the remainder of the Agreement and the balance of this Agreement shall remain in effect.

          6.9.  Counterparts.  This Agreement may be executed in several
                ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

          6.10. Further Assurances.  Each of the Stockholders hereby agrees that
                ------------------
it shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other Stockholder may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          6.11. Arbitration.  Any disagreement or dispute among the Stockholders
                -----------
arising hereunder or in connection with the transactions hereunder shall be resolved by arbitration by a single arbitrator. The arbitration shall be held in Tel Aviv and shall be conducted in the English language, in accordance with the Israel Arbitration Law -1968; provided, however, that if the provisions of
                                  --------  -------
this Section 6.11 are in conflict with such law, the provisions hereof shall prevail. The arbitrator shall be selected by agreement of the parties, and, failing such agreement within ten (10) days after either party shall have requested such arbitration, the arbitrator shall be appointed by the then President of the Israel Bar Association. The arbitrator's award shall be final and binding upon the parties, and judgment upon the arbitral award may be entered by any court of competent jurisdiction. Unless the arbitrator shall otherwise determine, the parties shall bear equally the fees and expenses of the arbitrator. Each of the parties shall bear its own expenses in connection with the arbitration, but in the event that court proceedings are instituted in connection with this Agreement or in connection with any arbitration hereunder, the party prevailing in such proceedings shall be entitled to recover its reasonable attorneys' fees and expenses. This provision shall be deemed to be an arbitration agreement for the purposes of the Israel Arbitration Law.

          6.12. Definitions.  All capitalized terms used herein without
                -----------
definition shall have the meanings set forth in the Partnership Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                    C.T.P. RESEARCH AND DEVELOPMENT
                    (1995) LTD.


                    By   /s/ Mony Ben Dor
                       --------------------------------


                    By   /s/ Zeev Zehavi
                       --------------------------------



                    PHARMACEUTICAL RESOURCES, INC.


                    By   /s/ Kenneth I. Sawyer
                       --------------------------------



                    CLAL PHARMACEUTICAL RESOURCES
                    (1995) LTD.


                    By   /s/ Mair Laiser
                       --------------------------------


                    By   /s/ Kenneth I. Sawyer
                       --------------------------------